SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2004

NANOGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23541	33-0489621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 410-4600

Item 5. Other Events.

NANOGEN, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On February 9, 2004, Nanogen, Inc. (“Nanogen” or the “Company”) entered into a Combination Agreement (the “Combination”) with SynX Pharma Inc. (“SynX”) whereby the Company plans to acquire SynX for approximately Canadian $16.3 million (approximately U.S.$12.2 million) in an all-stock transaction by way of a court-approved plan of arrangement. The transaction is subject to the approval of holders of SynX common shares and debentures, court approval and other customary closing conditions. The following unaudited pro forma combined financial statements reflect the impact of the proposed acquisition using the purchase method of accounting. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined financial statements are subject to change, and the final amounts may differ substantially.

SynX’s historical financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s unaudited consolidated balance sheet as of September 30, 2003, unaudited consolidated statement of operations for the nine months ended September 30, 2003, and statement of operations for the year ended December 31, 2002 have been adjusted to conform to U.S. GAAP and have been translated to U.S. dollars. Reclassifications have been made to the historical presentation of SynX in order to conform to the pro forma combined presentation.

The unaudited pro forma combined balance sheet as of September 30, 2003 gives effect to the proposed SynX acquisition as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of SynX as of September 30, 2003, combined with the Company’s historical unaudited consolidated balance sheet as of September 30, 2003.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2003 illustrates the effect of the proposed acquisition of SynX as if it had occurred on January 1, 2003, and was derived from the historical unaudited consolidated statement of operations for SynX for the nine months ended September 30, 2003, combined with the Company’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2003.

The unaudited pro forma combined statement of operations for the year ended December 31, 2002 illustrates the effect of the proposed acquisition of SynX as if it had occurred on January 1, 2002, and was derived from the historical audited statement of operations of SynX for the year ended December 31, 2002, combined with the Company’s historical audited consolidated statement of operations for the year ended December 31, 2002.

The unaudited pro forma combined financial statements should be read in conjunction with the separate historical audited and unaudited financial statements and notes thereto of SynX and the Company. The historical financial statements for SynX are contained in their annual and quarterly reports filed with the Canadian securities regulatory authorities. These filings can be accessed at www.sedar.com. The historical financial statements for the Company are contained in their Annual Report on Form 10-K for the year ended December 31, 2002 and their Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission.

Pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial positions.

NANOGEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2003

U.S. GAAP - (U.S.$ in thousands)

	Nanogen September 30, 2003	SynX September 30, 2003 (A)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$12,767	$622	$(2,150	)(B)	$11,239
Short-term investments	19,787	—	—		19,787
Accounts receivable	1,696	984	—		2,680
Inventory	4,972	86	—		5,058
Other current assets	1,309	574	—		1,883

Total current assets	40,531	2,266	(2,150)		40,647
Property and equipment	4,922	4,467	—		9,389
Long-term investments	—	537	(537	)(H)	—
Intangible assets	2,761	1,487	(1,205	)(D)	3,043
Goodwill	—	—	11,252	(C)	11,252
Restricted cash	14	739	—		753
Other assets	564	—	—		564

Total assets	$48,792	$9,496	$7,360		$65,648

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$390	$908	$—		$1,298
Accrued liabilities	4,017	1,418	1,077	(E)	6,512
Deferred revenue	914	—	—		914
Current portion of capital lease obligations	835	23	—		858

Total current liabilities	6,156	2,349	1,077		9,582
Debentures	—	2,550	(2,550	)(F)	—
Capital lease obligations, less current portion	675	2	—		677
Other long-term liabilities	3,841	517	—		4,358

Total long-term liabilities	4,516	3,069	(2,550)		5,035
Minority interest in subsidiary	223	—	—		223
Stockholders’ equity:
Common stock	24	26,165	(26,165	)(G)	24
Additional paid-in capital	207,336	142	16,398	(G)	223,876
Accumulated other comprehensive income	1,904	720	(720	)(G)	1,904
Deferred compensation	(134)	—	(126	)(G)	(260)
Accumulated deficit	(170,311)	(22,949)	19,446	(G)	(173,814)
Treasury stock	(922)	—	—		(922)

Total stockholders’ equity	37,897	4,078	8,833		50,808

Total liabilities and stockholders’ equity	$48,792	$9,496	$7,360		$65,648

See Notes to Unaudited Pro Forma Combined Financial Statements

NANOGEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003

U.S. GAAP - (U.S.$ in thousands, except per share data)

	Nanogen September 30, 2003	SynX September 30, 2003 (I)	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$1,642	$372	$—		$2,014
License fees	46	2,161	—		2,207
Research services	—	1,332	—		1,332
Sponsored research	1,125	—	—		1,125
Contract and grant revenue	1,822	—	—		1,822
Other revenue	—	175	—		175

Total revenues	4,635	4,040	—		8,675
Costs and expenses:
Cost of product sales	2,168	165	—		2,333
Research and development	13,473	4,559	—		18,032
Selling, general and administrative	11,532	2,881	32	(J)	14,445
Impairment of acquired technology rights	1,024	—	—		1,024
Litigation and settlement of patent matter	149	—	—		149

Total costs and expenses	28,346	7,605	32		35,983

Loss from operations	(23,711)	(3,565)	(32)		(27,308)

Interest income, net	405	49	—		454
Other income (expense)	(19)	(212)	—		(231)
Gain/(loss) on sale of investments	(2,790)	—	—		(2,790)
Gain/(loss) on sale of fixed assets	(131)	—	—		(131)
Minority interest in consolidated subsidiaries	1,594	—	—		1,594

Net loss	$(24,652)	$(3,728)	$(32)		$(28,412)

Net loss per share - basic and diluted	$(1.14)		(	K)	$(1.23)

Basic and diluted shares outstanding	21,652		1,506	(K)	23,158

See Notes to Unaudited Pro Forma Combined Financial Statements

NANOGEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002

U.S. GAAP - (U.S.$ in thousands, except per share data)

	Nanogen December 31, 2002	SynX December 31, 2002 (L)	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$3,384	$87	$—		$3,471
License fees	10,844	3,794	—		14,638
Sponsored research	1,355	—	—		1,355
Contract and grant revenue	1,596	—	—		1,596
Other revenue	—	81	—		81

Total revenues	17,179	3,962	—		21,141

Costs and expenses:
Cost of product sales	2,466	10	—		2,476
Research and development	21,020	6,699	—		27,719
Selling, general and administrative	20,540	3,155	42	(M)	23,737
Litigation and settlement of patent matter	(165)	—	—		(165)

Total costs and expenses	43,861	9,864	42		53,767

Loss from operations	(26,682)	(5,902)	(42)		(32,626)

Interest income, net	2,119	72	—		2,191
Other income (expense)	161	(12)	—		149
Minority interest in consolidated subsidiaries	2,156	—	—		2,156

Net loss	$(22,246)	$(5,842)	$(42)		$(28,130)

Net loss per share - basic and diluted	$(1.02)			(N)	$(1.21)

Basic and diluted shares outstanding	21,722		1,506	(N)	23,228

See Notes to Unaudited Pro Forma Combined Financial Statements

NANOGEN, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma combined financial statements of Nanogen, Inc. (“Nanogen” or the “Company”) have been prepared by the Company using the purchase method of accounting. The pro forma adjustments are preliminary and are based on management’s estimates of the fair value and useful lives of the assets to be acquired and the liabilities to be assumed, and have been prepared to illustrate the estimated effect of the proposed acquisition and certain other adjustments. The unaudited pro forma combined balance sheet as of September 30, 2003 gives effect to the proposed acquisition of SynX Pharma Inc. (“SynX”) as if it was completed on that date, and was derived from the historical unaudited balance sheet of SynX as of September 30, 2003, combined with the Company’s historical unaudited consolidated balance sheet as of September 30, 2003.

SynX’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s unaudited consolidated balance sheet as of September 30, 2003, unaudited consolidated statement of operations for the nine months ended September 30, 2003, and statement of operations for the year ended December 31, 2002 have been adjusted to conform to U.S. GAAP and have been translated to U.S. dollars. Reclassifications have been made to the historical presentation of SynX in order to conform the pro forma combined presentation.

The unaudited pro forma combined balance sheet as of September 30, 2003 gives effect to the proposed SynX acquisition as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of SynX as of September 30, 2003, combined with the Company’s historical unaudited consolidated balance sheet as of September 30, 2003.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2003 illustrates the effect of the proposed acquisition of SynX as if it had occurred on January 1, 2003, and was derived from the historical unaudited statement of operations for SynX for the nine month s ended September 30, 2003, combined with the Company’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2003.

The unaudited pro forma combined statement of operations for the year ended December 31, 2002 illustrates the effect of the proposed acquisition of SynX as if it had occurred on January 1, 2002, and was derived from the historical audited statement of operations of SynX for the year ended December 31, 2002, combined with the Company’s historical audited consolidated statement of operations for the year ended December 31, 2002.

2. Assumptions for SynX and Pro Forma Adjustments

On February 9, 2004, the Company entered into a Combination Agreement with SynX whereby Nanogen plans to acquire SynX for Canadian $16.3 million (approximately U.S.$12.2 million) in an all-stock transaction by way of a court-approved plan of arrangement.

The pro forma adjustments are preliminary and based on management’s estimates of fair value and useful lives of the assets to be acquired and liabilities to be assumed and have been prepared to illustrate the estimated effect of the proposed acquisition and certain other adjustments. A final valuation of acquired intangibles and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined statements of operations are subject to change, and the final amounts may differ substantially.

Adjustments made by the Company in connection with the preparation of the unaudited pro forma combined balance sheet as of September 30, 2003 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 are as follows:

(A)	Certain reclassifications have been made to the historical presentation of SynX in order to conform to the pro forma condensed combined presentation. The SynX assets and liabilities have been translated to U.S. dollars based upon the U.S. to Canadian dollar conversion rate as of September 30, 2003 and equity was converted based on the conversion rate at the approximate time the respective equity transactions were consummated.

(B)	Adjustments to cash as of September 30, 2003 include a bridge credit facility provided to SynX as well as Nanogen’s estimated direct Combination costs, including financial advisory, legal and other costs. SynX’s direct Combination costs are included as an adjustment to liabilities assumed (note E).

Adjustments to cash are as follows (U.S.$ in thousands):

Bridge credit facility (note C)	$(1,500)
Nanogen’s direct Combination costs	(650)

Net adjustment to cash	$(2,150)

(C)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to SynX’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the Combination. The Combination Agreement specifies consideration of Canadian $16,287,500 (approximately U.S.$12,216,000). This consideration will be paid at closing in the form of Nanogen common stock. The Company will also make available to SynX a secured bridge credit facility of Canadian $2 million (approximately U.S.$1.5 million) to fund working capital needs prior to closing. The balance of any amounts outstanding at the time of closing will be eliminated in consolidation. The estimates below are subject to change and may differ.

The preliminary estimated consideration is allocated as follows (U.S.$ in thousands):

Purchase consideration	$12,216
Estimated direct transaction fees and expenses (note B)	650
Bridge credit facility	1,500
Assumption of SynX debenture warrants (note F)	1,162
Fair value of SynX stock options assumed (note G)	612

Total estimated purchase price	$16,140

The estimated purchase price has been preliminarily allocated as follows based on the amounts of the assets and liabilities to be acquired as of September 30, 2003 (U.S.$ in thousands):

Fair value of net tangible assets acquired and liabilities assumed:
Cash and equivalents	$622
Accounts receivable	984
Inventory	86
Other current assets	574
Property and equipment	4,467
Restricted cash	739
Accounts payable	(908)
Accrued liabilities	(2,495)
Capital lease obligations	(25)
Other long-term liabilities	(517)
Debentures	(2,550)

		$977

Fair value of identifiable intangible assets acquired:
In process research and development	3,503
Trade names and trademarks	282

		3,785

Deferred compensation (note G)		126

Goodwill		11,252

Total estimated purchase price allocation		$16,140

(D)	Of the total estimated purchase price, a preliminary estimate of approximately $3.8 million has been allocated to intangible assets to be acquired. Included in this estimate is approximately $3.5 million which relates to in-process research and development. Upon closing of the Combination, the portion of the purchase price which was allocated to in-process research and development will be required to be written off. For pro forma presentation purposes, the amount allocated to in-process research and development has been reduced from net intangibles and offset against accumulated deficit. The actual adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on a final valuation. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets resulting from the Combination.

Adjustments to intangibles are as follows (U.S.$ in thousands):

In-process research and development	$3,503
Trade names and trademarks	282

Value assigned to intangible assets	3,785
Less: historical net book value of intangibles	(1,487)
Less: In-process research and development write-off	(3,503)

Net adjustment to intangibles	$(1,205)

(E)	The increase in pro forma accrued liabilities represents the estimated obligations for change of control obligations to certain SynX senior executives and SynX’s estimated direct Combination costs, including financial advisory, legal, accounting and other costs not accrued in SynX’s September 30, 2003 balance sheet and are broken out as follows (U.S.$ in thousands):

Change of control obligations	$280
SynX direct Combination costs	797

Net adjustment to accrued liabilities	$1,077

(F)	SynX debentures outstanding, including accrued but unpaid interest, will be retired by Nanogen immediately after closing of the Combination through a payment of Nanogen common stock. Warrants related to the debentures will be assumed by the Company and will be converted into warrants of Company common stock. The actual number of shares and exercise price of the Warrants will be calculated immediately prior to closing based on the average closing price for the fifteen trading days ending on the trading day that is three trading days prior to closing. Using pricing information as of February 27, 2004 for illustrative purposes only, the warrants could be converted into 184,367 common shares of the Company at a price of $5.81.

(G)	Represents adjustments to reflect the elimination of the components of the historical equity of SynX totaling $4.1 million, the issuance of $12.2 million new Nanogen common stock related to the Combination, the issuance of $2.6 million new Nanogen common stock related to the settlement of debentures, and $1.8 million for the estimated value of SynX’s stock options and warrants to be assumed by the Company. The value for the options and warrants was estimated using the Black-Scholes valuation model for option pricing with the following assumptions: a risk-free interest rate of 1.625%; a dividend yield of zero; a volatility factor of the expected market price of the Company’s common stock of 90%; and a weighted average expected life of two years. In addition, the intrinsic value of unvested stock options assumed was estimated at $126,000 and has been recorded as deferred compensation (note C). The deferred compensation will be amortized over the remaining vesting period.

Adjustments to additional paid-in capital are as follows (U.S.$ in thousands):

Issuance of Company common stock (note D)	$12,216
Retirement of SynX debentures (note F)	2,550
Assumption of warrants (note F)	1,162
Assumption of options	612
Elimination of SynX additional paid-in capital	(142)

Net adjustment to additional paid-in capital	$16,398

Adjustments to accumulated deficit are as follows (U.S.$ in thousands):

Elimination of historical SynX accumulated deficit	$22,949
Write-off of in-process research and development	(3,503)

Net adjustment to accumulated deficit	$19,446

(H)	Long-term investments represent restricted common stock held by SynX in two early stage Canadian companies. Based on a combination of transfer restrictions, lack of liquidity of the stock, going concern questions, and other factors, none of the purchase price has been allocated to the restricted common stock.

(I)	SynX’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s historical statement of operations for the nine months ended September 30, 2003 has been adjusted to conform to U.S. GAAP and has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the nine month period. Reclassifications have been made to the historical presentation of SynX in order to conform the pro forma combined presentation.

(J)	Increase in selling, general and administrative costs represent the estimated amortization of deferred compensation for nine months (note G). The deferred compensation is amortized over the remaining vesting period of the assumed unvested stock options which ranges from one to four years.

(K)	The pro forma basic and diluted weighted average number of shares are calculated by adding the Company’s weighted average basic shares outstanding and the number of SynX common shares outstanding as of the date the Combination was announced multiplied by an assumed exchange ratio of 0.107 (the exchange ratio as of market close on February 27, 2004). Actual exchange ratio will vary and will be calculated at closing as defined in the Combination Agreement. In addition, the pro forma weighted average number of shares outstanding includes the estimated number of Nanogen common shares to be issued in conjunction with the retirement of the SynX debentures.

(L)	SynX’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s statement of operations for the year ended December 31, 2002 has been adjusted to conform to U.S. GAAP and has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the year. Reclassifications have been made to the historical presentation of SynX in order to conform the pro forma combined presentation.

(M)	Increase in selling, general and administrative costs represent the estimated amortization of deferred compensation for twelve months (note G). The deferred compensation is amortized over the remaining vesting period of the assumed unvested stock options which ranges from one to four years.

(N)	The pro forma basic and diluted weighted average number of shares are calculated by adding the Company’s weighted average basic shares outstanding and the number of SynX common shares outstanding as of the date the Combination was announced multiplied by an assumed exchange ratio of 0.107 (the exchange ratio as of market close on February 27, 2004). Actual exchange ratio will vary and will be calculated at closing as defined in the Combination Agreement. In addition, the pro forma weighted average number of shares outstanding includes the estimated number of Nanogen common shares to be issued in conjunction with the retirement of the SynX debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Dated: March 3, 2004	By:	/s/ David Ludvigson
David Ludvigson, Executive Vice President Chief Financial Officer and Treasurer